Exhibit 99.1

Ocwen Financial Corporation®

OCWEN FINANCIAL PROVIDES BUSINESS UPDATE AND PRELIMINARY

FIRST QUARTER 2021 RESULTS

Continued earnings improvement and strong originations activity

Positive operating and financial momentum

West Palm Beach, FL – (April 28, 2021) – Ocwen Financial Corporation (NYSE: OCN) (“Ocwen” or the “Company”), a leading non-bank mortgage servicer and originator, today provided preliminary information regarding its first quarter 2021 results and progress on the Company’s key business priorities. A presentation with additional detail regarding today’s announcement will be available on the Ocwen Financial Corporation website at www.ocwen.com (through a link on the Shareholder Relations page) prior to the Company’s preliminary first quarter 2021 earnings conference call scheduled for Thursday, April 29, 2021 at 8:30 am ET.

The Company reported net income of $8.5 million and pre-tax income of $11.6 million, for the first quarter of 2021 compared to a net loss of $25.5 million and a pre-tax loss of $87.3 million for the first quarter of 2020. Adjusted pre-tax income was $6.6 million for the quarter compared to a $23.4 million adjusted pre-tax loss excluding NRZ lump-sum amortization for the first quarter of 2020 (see “Note Regarding Non-GAAP Financial Measures” below).

Glen A. Messina, President and CEO of Ocwen, said, “We continue to deliver strong operating and financial results as we pivot from turnaround to sustained growth and improved profitability. Our growth plans are exceeding expectations and we have increased our target for total servicing additions to up to $150 billion. First quarter funded volume and letters of intent for bulk purchases total roughly 50% of this target. In addition, we completed our corporate debt refinancing and announced the acquisition of the MSR portfolio and correspondent lending platform from Texas Capital Bank. Overall, we are pleased with our strong progress on driving our objectives of growth, cost leadership, and operational excellence to achieve our profitability goals for 2021.”

The Company reported the following preliminary results for the first quarter of 2021 (see “Note Regarding Non-GAAP Financial Measures” and “Note Regarding Financial Performance Estimates” below):

●	Pre-tax income was $11.6 million compared to pre-tax loss of $87.3 million for the first quarter of 2020. Adjusted pre-tax income was $6.6 million; the sixth consecutive quarter of positive adjusted pre-tax income.

●	Q1 Notables includes $20.5 million favorable net MSR valuation adjustment and $15.5 million loss due to transaction costs associated with the refinance of corporate debt.

●	Entered into letters of intent for the bulk purchase of $68 billion in MSR UPB, including the previously announced $14 billion MSR purchase from Texas Capital Bank.

●	Closed first tranche of Oaktree Notes and refinanced our corporate debt extending 100% of our corporate debt maturities beyond 2025.

●	Approximately $276 million of unrestricted cash and available credit at March 31, 2021, in line with $285 million of unrestricted cash at December 31, 2020.

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●	MSR asset vehicle (“MAV”) targeted to be operational in Q2, which is expected to provide funding for up to $60 billion in subservicing and enable portfolio retention services.

●	Forbearance plans where Ocwen has ultimate responsibility to advance total approximately 19,000 as of April 2021, down 46% from the peak level of 35,000 in June 2020. Forbearance levels in owned portfolio continue to compare favorably to Plan and other servicers.

Webcast and Conference Call

Ocwen will hold a conference call on Thursday, April 29, 2021 at 8:30 a.m. (ET) to review the Company’s preliminary first quarter 2021 operating results and to provide a business update. A live audio webcast and slide presentation for the call will be available by visiting the Shareholder Relations page at www.ocwen.com. Participants can access the conference call by dialing (877) 407-0792 or (201) 689-8263 approximately 10 minutes prior to the call. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days. The Company expects to release final first quarter 2021 results in early May.

About Ocwen Financial Corporation

Ocwen Financial Corporation (NYSE: OCN) is a leading non-bank mortgage servicer and originator providing solutions through its primary brands, PHH Mortgage and Liberty Reverse Mortgage. PHH Mortgage is one of the largest servicers in the country, focused on delivering a variety of servicing and lending programs. Liberty is one of the nation’s largest reverse mortgage lenders dedicated to education and providing loans that help customers meet their personal and financial needs. We are headquartered in West Palm Beach, Florida, with offices in the United States and the U.S. Virgin Islands and operations in India and the Philippines, and have been serving our customers since 1988. For additional information, please visit our website (www.Ocwen.com).

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Our business has been undergoing substantial change and we are in the midst of a period of significant capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which has magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

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Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, our ability to close announced bulk acquisitions of MSRs, including the ability to obtain regulatory approvals, enter into definitive financing arrangements, and satisfy closing conditions, and the timing for doing so; uncertainty relating to our ability to enter into definitive agreements relating to MSR acquisitions and other transactions under negotiation or subject to letters of intent; uncertainty relating to the timing of our MSR asset vehicle (“MAV”) receiving the remaining regulatory approvals to close the MAV transaction and the extent to which MAV, when operational, will accomplish our growth objectives; uncertainty relating to the continuing impacts of the COVID-19 pandemic, including the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae) and Federal Home Loan Mortgage Corporation (Freddie Mac) (together, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; the proportion of borrowers who enter into forbearance plans, the financial ability of borrowers to resume repayment and their timing for doing so; the extent to which a recent judicial interpretation of the Fair Debt Collection Practices Act may require us to modify our business practices and expose us to increased expense and litigation risk; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp.; our ability to continue to improve our financial performance through cost re-engineering efforts and other actions; our ability to continue to grow our lending business and increase our lending volumes in a competitive market and uncertain interest rate environment; our ability to execute on identified business development and sales opportunities; uncertainty related to past, present or future claims, litigation, cease and desist orders and investigations regarding our servicing, foreclosure, modification, origination and other practices brought by government agencies and private parties, including state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD); adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and the reactions of key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to effectively manage our regulatory and contractual compliance obligations; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with the requirements of the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including any future downgrades; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2020 and its current quarterly report since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

Note Regarding Non-GAAP Financial Measures

This press release contains references to non-GAAP financial measures, such as our references to adjusted pre-tax income (loss) and adjusted pre-tax income (loss) excluding amortization of NRZ lump-sum payments.

We believe these non-GAAP financial measures provide a useful supplement to discussions and analysis of our financial condition. In addition, management believes that these presentations may assist investors with understanding and evaluating our cost re-engineering efforts and other initiatives to drive improved financial performance. However, these measures should not be analyzed in isolation or as a substitute to analysis of our GAAP expenses and pre-tax income (loss). There are certain limitations to the analytical usefulness of the adjustments we make to GAAP expenses and pre-tax income (loss) and, accordingly, we rely primarily on our GAAP results and use these adjustments only for purposes of supplemental analysis. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, Ocwen’s reported results under accounting principles generally accepted in the United States. Other companies may use non-GAAP financial measures with the same or similar titles that are calculated differently to our non-GAAP financial measures. As a result, comparability may be limited. Readers are cautioned not to place undue reliance on analysis of the adjustments we make to GAAP expenses and pre-tax income (loss).

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Beginning with the three months ended June 30, 2020, we refined our definitions of Expense Notables, which we previously referred to as “Expenses Excluding MSR Valuation Adjustments, net, and Expense Notables,” and Income Statement Notables in order to be more descriptive of the types of items included.

Expense Notables

In the table titled “Expense Notables”, we adjust GAAP operating expenses for the following factors (1) expenses related to severance, retention and other actions associated with continuous cost and productivity improvement efforts, (2) significant legal and regulatory settlement expense itemsa, (3) NRZ consent process expenses related to the transfer of legal title in MSRs to NRZ, (4) PHH acquisition and integration planning expenses, and (5) certain other significant activities including, but not limited to, insurance related expense and settlement recoveries, compensation or incentive compensation expense reversals and other transactions (collectively, Other) consistent with the intent of providing management and investors with a supplemental means of evaluating our expenses.

a Including however not limited to CFPB, Florida Attorney General/Florida Office of Financial Regulations and Massachusetts Attorney General litigation related legal expenses, state regulatory action related legal expenses and state regulatory action settlement related escrow analysis costs (collectively, CFPB and state regulatory defense and escrow analysis expenses)

($ in millions)		Q1 ‘20	Q1 ‘21
I	Operating Expenses as reported	137	140
	Adjustments for Notables
	Re-engineering costs	(3)	—
	Significant legal and regulatory settlement expenses	(4)	—
	CFPB & state regulatory defense & escrow analysis costs	(3)	—
	NRZ consent process expenses	1	—
	PHH acquisition and integration	—	—
	Expense recoveries	—	—
	Covid-19 Related Expenses	—	—
	Other	2	(1)
II	Expense Notables	(7)	(1)
III	Adjusted Expenses (I+II)	130	139

Income Statement Notables

In the table titled “Income Statement Notables”, we adjust GAAP pre-tax loss for the following factors (1) Expense Notables, (2) changes in fair value of our Agency and Non-Agency MSRs due to changes in interest rates, valuation inputs and other assumptions, net of hedge positions, (3) offsets to changes in fair value of our MSRs in our NRZ financing liability due to changes in interest rates, valuation inputs and other assumptions, (4) changes in fair value of our reverse originations portfolio due to changes in interest rates, valuation inputs and other assumptions, (5) certain other transactions, including but not limited to pension benefit cost adjustments and gains related to exercising servicer call rights and fair value assumption changes on other investments (collectively, Other) and (6) amortization of NRZ lump-sum cash payments consistent with the intent of providing management and investors with a supplemental means of evaluating our net income/(loss).

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($ in millions)		Q1 ‘20	Q1 ‘21
I	Reported Pre-Tax Income / (Loss)	(87)	12
	Adjustment for Notables
	Expense Notables (from prior slide)	7	1
	Non-Agency MSR FV Change(a)	(10)	(2)
	Agency MSR FV Change, net of macro hedge(a)	133	(25)
	NRZ MSR Liability FV Change (Interest Expense)	(32)	2
	Reverse Lending FV Change	(12)	4
	Corporate Debt Refinance	—	15
	Other	5	—
II	Total Income Statement Notables	89	(5)
III	Adjusted Pre-tax Income (Loss) (I+II)	2	7
IV	Amortization of NRZ Lump-sum Cash Payments	(25)	—
V	Adjusted Pre-tax Income (Loss) excluding Amortization of NRZ Lump-sum (III+IV)	(23)	7

(a) Represents FV changes that are driven by changes in interest rates, valuation inputs or other assumptions, net of unrealized gains / (losses) on macro hedge. Non-Agency = Total MSR excluding GNMA & GSE MSRs. Agency = GNMA & GSE MSRs. The adjustment does not include $9 million valuation gains of certain MSRs that were opportunistically purchased in disorderly transactions due to the market environment in Q1 2021 (nil in Q1 2020)

Note Regarding Financial Performance Estimates

This press release contains statements relating to our preliminary first quarter financial performance and our current assessments of the impact of the COVID-19 pandemic. These statements are based on currently available information and reflect our current estimates and assessments, including about matters that are beyond our control. We are operating in a fluid and evolving environment and actual outcomes may differ materially from our current estimates and assessments. The Company has not finished its first quarter financial closing procedures. There can be no assurance that actual results will not differ from our current estimates and assessments, including as a result of first quarter financial closing procedures, and any such differences could be material.

FOR FURTHER INFORMATION CONTACT:

Investors:	Media:
June Campbell	Dico Akseraylian
T: (856) 917-3190	T: (856) 917-0066
E: shareholderrelations@ocwen.com	E: mediarelations@ocwen.com

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